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                                                                   EXHIBIT 10.11

                              SILICON ENERGY CORP.

                               RETENTION AGREEMENT

        This Retention Agreement (the "Agreement") is made and entered into effective as of June 8, 2001 (the "Effective Date"), by and between John Preston (the "Employee") and Silicon Energy Corp., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in
Section 1 below.

                                 R E C I T A L S

        A. The Board of Directors of the Company (the "Board") believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment with the Company and to motivate the Employee to maximize the value of the Company.

        B. The Board believes that it is imperative to provide Employee with certain benefits upon termination of employment, which benefits are intended to provide Employee with financial security and sufficient encouragement to remain with the Company.

        C. The Board believes that it is in the best interests of the Company and its stockholders to supersede the "Severance Provision" set forth in the offer letter issued to the Employee on December 15, 2000 (the "Offer Letter").

        D. To accomplish the foregoing objectives, the Board has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided herein.

                                    AGREEMENT

        In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree as follows:

        1. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

            (a) Cause. "Cause" shall mean (i) any commission of an act of fraud, dishonesty, misappropriation, embezzlement, or other willful or reckless misconduct with respect to the business or property of the Company which is intended to result in substantial personal enrichment of the Employee or causes material harm to the Company, (ii) Employee's conviction of, or plea of guilty or nolo contendere to, a felony, and (iii) Employee's willful and continued failure to substantially perform his duties of employment after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

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            (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                (i) the approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                (ii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

                (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

            (c) Involuntary Termination. "Involuntary Termination" shall mean, without the Employee's express written consent, (i) a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains as such following a Change of Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute an "Involuntary Termination;" (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company of the Employee's base salary as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than fifty (50) miles from his current work location; (vi) any

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purported termination of the Employee by the Company which is not effected for
Cause or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 5 below.

            (d) Termination Date. "Termination Date" shall mean the effective date of any notice of termination delivered by one party to the other hereunder.

        2. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto under this Agreement have been satisfied.

        3. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

        4. Severance Benefits.

            (a) Involuntary Termination. If Employee's employment with the Company terminates as a result of an Involuntary Termination and Employee signs and does not revoke a release of claims in the form provided to Employee by the Company (the "Release"), Employee shall be entitled to the following severance benefits:

                (i) eight (8) weeks of Employee's base salary as in effect as on the date of such termination plus one additional week for each full year of service that Employee has been employed by the Company (up to a maximum of forty-four (44) additional weeks), less applicable withholding, payable in a lump sum within thirty (30) days of the effective date of the Release, as determined under applicable law; and

                (ii) on the effective date of the Release, as determined under applicable law, the greater of (A) 1/48 of the initial number of shares subject to Employee's initial stock option grant, as described in the Offer Letter, (the "Initial Stock Option") will vest for each full month of service that Employee has been employed by the Company, or (B) twenty-five percent (25%) of the shares subject to the Initial Stock Option will vest.

            (b) Other Termination. If the Employee's employment with the Company terminates other than as a result of an Involuntary Termination, then the Employee shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

            (c) Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, Employee's termination of employment: (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the Termination Date; (ii) the Company shall pay the

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Employee all of the Employee's accrued and unused paid time off through the
Termination Date; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the Termination Date. These payments shall be made promptly upon termination and within the period of time mandated by law.

        5. Successors.

            (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

            (b) Employee's Successors. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        6. Notices.

            (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date (which shall be not more than 7 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.



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        7. Arbitration.

            (a) Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Alameda County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

            (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (c) Employee understands that nothing in this Section modifies Employee's at-will employment status. Either Employee or the Company can terminate the employment relationship at any time, with or without Cause.

            (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING
CLAIMS:

                (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
SECTION 201, et seq;



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                (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND
REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

        8. Miscellaneous Provisions.

            (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

            (b) Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) Integration. This Agreement represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral, with respect to this Agreement, including, but not limited to, the "Severance Provision" set forth in the Offer Letter.

            (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

            (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (f) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

            (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                            SILICON ENERGY CORP.

                                    By: /s/ John Woolard
                                       -----------------------------------------

                                    Title: President, CEO
                                           -------------------------------------



EMPLOYEE:
                                    /s/ John G. Preston
                                    --------------------------------------------
                                    Signature

                                    John G. Preston
                                    --------------------------------------------
                                    Printed Name


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